Exhibit 99

                  WIRELESS CABLE OF ATLANTA, INC.

                          Revocable Proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    The undersigned hereby appoints the Board of Directors of Wireless Cable of Atlanta, Inc. ("WCA"), with full power of substitution, to act as proxies for the undersigned and to vote all shares of Common Stock of WCA which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on May 27, 1997 at 10:00 a.m., local time, at NationsBank Plaza, 41st Floor, 600 Peachtree Street, N.E., Atlanta, Georgia, and at any and all adjournments thereof.

   THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

    This proxy, when properly executed, will be voted as directed on the reverse side. If no direction is made, this proxy will be voted FOR each of the proposals listed. If any other business is properly presented at the Special Meeting, this proxy will be voted by the proxies in their discretion.

(Continued, and to be marked, signed and dated, on the reverse side) (Proxy Card, reverse side)

1. The approval and adoption of the Agreement and Plan of Reorganization dated as of February 11, 1997 (the "Agreement"), by and between WCA and BellSouth Corporation ("BellSouth"), providing for the merger of WCA with and into a subsidiary of BellSouth (the "Merger") as more fully described in the accompanying Proxy Statement/Prospectus pursuant to which each share of Common Stock of WCA outstanding as of the effective date of the Merger will be converted into and become a right to receive the number of shares of Common Stock of BellSouth (and associated stock rights) as determined in the manner specified in the accompanying Proxy Statement/Prospectus and the Agreement.

          FOR                AGAINST               ABSTAIN
          ___                  ___                   ___

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments or postponements thereof.

The undersigned acknowledges receipt prior to the execution of this proxy of a Notice of Special Meeting of Shareholders and of a Proxy Statement/Prospectus dated April 25, 1997.

                    Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title, if shares are held jointly, each holder may sign, but only one signature is required.

                    Dated ____________________________, 1997


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                                      Signature

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